Exhibit 99.2
LANDEC CORPORATION
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
Fiscal Year Ended May 28, 2006
(In thousands, except per share amounts)

		Pro Forma		Pro
	As Reported	Adjustments		Forma
		Debit (Credit)
Revenues

Product Sales	$225,404	$32,944	A	$192,460
Services Revenue	—			—
Services Revenue, related party	3,725			3,725
License Fees	2,398			2,398
Research, Development and Royalty Revenues	162			162
Royalty Revenues, related party	264			264

Total Revenues	231,953	32,944		199,009
Costs of Revenues

Costs of Product Sales	184,345	(22,975	) A	161,370
Costs of Product Sales, related party	4,559			4,559
Cost of Service Revenues	3,005			3,005

Total Cost of Revenues	191,909	(22,975)		168,934

Gross Profit	40,044	(9,969)		30,075
Operating Costs and Expenses
Research and Development	3,042			3,042
Selling, General and Administrative	27,979	(9,242	) A	18,737

Total Operating Costs and Expenses	31,021	(9,242)		21,779

Operating Income	9,023	(727)		8,296
Interest Income	633	75	A	558
Interest Expense	(452)	(152	) A	(300)
Minority Interest Expense	(529)			(529)
Other (Expense)/Income, net	(24)	(1	) A	(23)

Net Income	8,651	(649)		8,002

Basic Net Income Per Share	$0.35	$(0.03)		$0.33

Diluted Net Income Per Share	$0.32	$(0.03)		$0.29

Shares Used In Per Share Computation

Basic	24,553	24,553		24,553

Diluted	25,657	25,657		25,657

See accompanying notes.

LANDEC CORPORATION
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
Fiscal Quarter Ended August 27, 2006
(In thousands, except per share amounts)

	As	Pro Forma
	Reported	Adjustments		Pro Forma
		Debit (Credit)
Revenues
Product Sales	$50,046	$114	A	$49,932
Services Revenue	—			—
Services Revenue, related party	843			843
License Fees	200			200
Research, Development and Royalty Revenues	50			50
Royalty Revenues, related party	8			8

Total Revenues	51,147	114		51,033
Costs of Revenues
Costs of Product Sales	43,288	(119	) A	43,169
Costs of Product Sales, related party	1,549			1,549
Cost of Service Revenues	754			754

Total Cost of Revenues	45,591	(119)		45,472

Gross Profit	5,556	5		5,561
Operating Costs and Expenses
Research and Development	784	—		784
Selling, General and Administrative	4,902	(2,249	) A	2,653

Total Operating Costs and Expenses	5,686	(2,249)		3,437

Operating Income	(130)	2,254		2,124

Interest Income	236	41	A	195
Interest Expense	(70)			(70)
Minority Interest Expense	(18)			(18)

Other (Expense)/Income, net	(4)	(4	) A	(0)

Net Income	14	2,217		2,231

Basic Net Income Per Share	$0.00	$0.09		$0.09

Diluted Net Income Per Share	$0.00	$0.08		$0.08

Shares Used In Per Share Computation

Basic	24,936	24,936		24,936

Diluted	24,936	26,233		26,233

LAI Net Income before intercompany
Intercompany Expense

Net Income (Loss)

See accompanying notes.

LANDEC CORPORATION
UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEET
Fiscal Quarter Ended August 27, 2006
(In thousands, except per share amounts)

	As	Pro Forma
	Reported	Adjustments		Pro Forma
		Debit (Credit)
Assets
Current Assets
Cash and Cash Equivalents	$14,363	$48,585	B,C	$62,948
Accounts Receivable, net of allowance	15,369	(933	) C	14,436
Accounts Receivable, related party	410	—		410
Inventory	15,997	(8,531	) C	7,466
Notes and Advances Receivable	223			223
Prepaid Expenses and Other Current Assets	1,826	(783	) C	1,043

Total Current Assets	48,188	38,338		86,526
Property and Equipment, net	20,504	(2,268	) C	18,236
Goodwill, net	29,507	(8,272	) C	21,235
Trademarks, net	13,270	(5,043	) C	8,227
Other Intangibles, net	822	(808	) C	14
Notes Receivable	631			631
Other Assets	1,359			1,359

Total Assets	$114,281	$21,947		$136,228

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts Payable	$22,435	$9,379	C	$13,056
Related Party Payables	463	—		463
Accrued Compensation	1,001	274	C	727
Other Accrued Liabilities	2,425	47	C	2,378
Deferred Revenue	733	240	C	493
Current Maturities of Long Term Debt	45			45

Total Current Liabilities	27,102	9,940		17,162
Minority Interest	1,497	92	C	1,405
Total Liabilities	28,599	10,032		18,567
Shareholders’ Equity
Common Stock, $0.001 par value, 50,000,000 authorized, 24,989,192 issued and outstanding	126,907			126,907
Accumulated Deficit	(41,225)	(31,979	) A,B,C	(9,246)

Total Shareholders’ Equity	85,682	(31,979)		117,661
Total Liabilities and Shareholders’ Equity	$114,281	$(21,947)		$136,228

See accompanying notes.

Landec Corporation
Notes to Unaudited Pro forma Consolidated Financial Statements
Note 1 — Basis of Presentation
Pursuant to the Stock Purchase Agreement among American Seeds, Inc., a wholly owned subsidiary of Monsanto Company (“ASI”), Landec Corporation (“Landec”), and Landec Ag, Inc. (“Landec Ag”) dated December 1, 2006, Landec Ag completed the sale of its wholly owned subsidiary, FCD Holding Company (“FCD”), to ASI (the “Sale”).
After the transactions contemplated by the Stock Purchase Agreement, Landec Ag’s Intellicoat® coating business will continue to supply polymer coatings to Monsanto Company (“Monsanto”) under a License, Supply and R&D Agreement by and among Landec, Landec Ag and Monsanto dated December 1, 2006, for five years. As a result of Landec Ag’s ongoing relationship with Monsanto, the sale of FCD does not meet the accounting requirements to be considered a discontinued operation thereby requiring presentation of the pro forma consolidated financial results in this report.
The unaudited pro forma consolidated statements of operations for the year ended May 28, 2006 and quarter ended August 27, 2006 include the historical consolidated statements of operations of Landec giving effect to the Sale as if it had occurred at the beginning of each of the periods presented. The unaudited pro forma consolidated statements of operations do not reflect any accounting entries related to the proceeds from the Sale or related tax effects. The unaudited pro forma consolidated balance sheet as of August 27, 2006 includes the historical consolidated balance sheet of Landec giving effect to the Sale as if it had occurred on August 27, 2006.
The unaudited pro forma consolidated financial statements are provided for informational purposes only. The adjustments in the pro forma consolidated financial information are based on available information and on assumptions with management believes are reasonable. The unaudited pro forma consolidated financial statements are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the Sale been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma consolidated financial statements should be read in conjunction with the Consolidated Financial Statements, the Notes to the Consolidated Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Landec’s
Form 10-K for the fiscal year ended May 28, 2006 and the Form 10-Q for the fiscal quarter ended August 27, 2006.
Note 2 — Pro Forma Adjustments
A — Reflects the removal of FCD as if the Sale was consummated on May 30, 2005.
B — Reflects the increase in cash resulting from the Sale as if the Sale was consummated on August 27, 2006. The increase in cash of $49.6 million is comprised of the sale proceeds, without effect of any contingent payments that may be received upon achievement of future milestones, net of expected expenses relating to the Sale.
C — Reflects the removal of assets and liabilities of FCD as if the Sale was consummated on August 27, 2006.